UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

Tornier N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fred. Roeskestraat 123 1076 EE Amsterdam The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 18, 2012, Tornier N.V. (“Tornier”) issued a press release announcing the appointment of Shawn T McCormick as Chief Financial Officer, effective as of September 4, 2012, as described in more detail under Item 5.02 of this report, and confirming Tornier’s previously issued financial guidance for the second quarter of 2012. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and the information set forth therein is incorporated herein by reference and constitutes a part of Item 2.02 of this report.

Tornier is furnishing the information contained in Item 2.02 of this report, including Exhibit 99.1, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). The information in Item 2.02 and Exhibit 99.1 to this report shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, Tornier makes no admission as to the materiality of any information contained in this report, including Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2012, Tornier appointed Shawn T McCormick as Chief Financial Officer of Tornier effective as of September 4, 2012. Mr. McCormick will succeed Carmen L. Diersen, who will depart as Global Chief Financial Officer of Tornier immediately for personal reasons, but will remain as a consultant to Tornier through July 16, 2013. Douglas W. Kohrs, President and Chief Executive Officer of Tornier, will serve as Interim Chief Financial Officer until Mr. McCormick assumes the position on September 4, 2012.

Mr. McCormick, age 47, brings approximately 20 years of experience in the medical device industry to Tornier. He most recently served as Chief Operating Officer of Lutonix, Inc., a medical device company acquired by C. R. Bard, Inc. in December 2011, from April 2011 to February 2012. From January 2009 to July 2010, Mr. McCormick served as Senior Vice President and Chief Financial Officer of ev3 Inc., a global medical device company acquired by Covidien plc in July 2010. Prior to joining ev3, Mr. McCormick served as Vice President, Corporate Development at Medtronic, Inc., a global medical device company, where he was responsible for leading Medtronic’s worldwide business development activities and previously had served in key corporate and divisional financial leadership roles within the Medtronic organization. Mr. McCormick joined Medtronic in July 1992 and held various finance and leadership positions during his tenure. From July 2007 to May 2008, he served as Vice President, Corporate Technology and New Ventures of Medtronic. From July 2002 to July 2007, he was Vice President, Finance for Medtronic’s Spinal, Biologics and Navigation business. Prior to that, Mr. McCormick held various other positions with Medtronic, including Corporate Development Director, Principal Corporate Development Associate, Manager, Financial Analysis, Senior Financial Analyst and Senior Auditor. Prior to joining Medtronic, he spent almost four years with the public accounting firm KPMG Peat Marwick. Mr. McCormick earned his Master of Business Administration from the University of Minnesota’s Carlson School of Management and his Bachelor of Science in Accounting from Arizona State University. He is a Certified Public Accountant.

In connection with Mr. McCormick’s appointment as Chief Financial Officer of Tornier, Tornier’s U.S. operating subsidiary, Tornier, Inc. (“Tornier USA”), has entered into an offer letter agreement and intends to enter into an employment agreement and an indemnification agreement with Mr. McCormick. In connection with Ms. Diersen’s departure from Tornier, Tornier USA has entered into a separation agreement and release of claims and a consulting agreement with Ms. Diersen.

The employment agreement to be entered into between Mr. McCormick and Tornier USA will be substantially the same as the employment agreements between Tornier and its other executive officers, other than differences in base salary, target annual bonus percentages and severance. The employment agreement will have a specified term of three years, subject to automatic renewal for one-year terms unless either Tornier or Mr. McCormick provides 60 days’ advance notice of Tornier’s or Mr. McCormick’s desire not to renew the agreement. Under the terms of the offer letter and employment agreement, Mr. McCormick will receive a $75,000 sign on bonus, which will be contingent upon his employment with Tornier USA for at least one year, be entitled to an annual base salary of U.S. $350,000, subject to increase but not decrease, eligible to receive an annual bonus with a target bonus equal to 50% of his annual base salary, and entitled to participate in the employee benefit plans and arrangements that Tornier generally maintains for its senior executives. In addition, in connection with his appointment as Chief Financial Officer, Mr. McCormick will be granted an option to purchase 42,645 Tornier ordinary shares and a stock grant in the form of a restricted stock unit representing 19,531 Tornier ordinary shares under the Tornier N.V. 2010 Incentive Plan. These grants will be effective as of the first day of Mr. McCormick’s employment with Tornier USA, which grant date is currently expected to be September 4, 2012; provided, however, that if such grant date is impermissible under applicable Dutch law, then such grant date will be the first date on which such grants can occur under applicable Dutch law. The option and stock grant will vest in accordance with Tornier’s four-year standard vesting for such awards.

Under the terms of the employment agreement, if Mr. McCormick’s employment is terminated by Tornier without “cause” (as such term is defined in the agreement), Mr. McCormick will be entitled to base salary and health and welfare benefit continuation for 12 months following termination, and, in the event his employment is terminated by Tornier without cause due to non-renewal of the agreement, Mr. McCormick also will be entitled to a payment equal to his pro-rata annual bonus for the year of termination. In the event Mr. McCormick’s employment is terminated by Tornier without cause or by Mr. McCormick for “good reason” (as such term is defined in the agreement) within 12 months following a “change in control” (as such term is defined in the agreement) of Tornier, Mr. McCormick will be entitled to receive a lump-sum payment equal to his base salary plus target bonus for the year of termination, health and welfare benefit continuation for 12 months following termination and accelerated vesting of all unvested options and stock grants. In addition to the above, in the event Mr. McCormick’s employment is terminated by Tornier without cause within 12 months of a change in the individual who serves as chief executive officer of Tornier, Mr. McCormick’s unvested equity awards will vest immediately. The employment agreement also will contain covenants intended to protect against the disclosure of confidential information during and following Mr. McCormick’s employment, as well as restrictions on engaging in competition with Tornier or otherwise interfering with Tornier’s business relationships, which extend through the first anniversary of Mr. McCormick’s termination of employment for any reason.

It is anticipated that Tornier and Mr. McCormick also will enter into an indemnification agreement that is substantially in the form entered into between Tornier and its other executive officers. The indemnification agreement, which will be governed by the laws of the State of Delaware (USA), will provide, among other things, for indemnification to the fullest extent permitted by law and Tornier’s articles of association against any and all expenses (including attorneys’ fees) and liabilities, judgments, fines and amounts paid in settlement actually and reasonably incurred by Mr. McCormick or on his behalf in connection with such action, suit or proceeding and any appeal therefrom. Tornier will be obligated to pay these amounts only if Mr. McCormick acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Tornier, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreement will provide that Mr. McCormick will not be indemnified and advanced expenses (i) with respect to an action, suit or proceeding initiated by Mr. McCormick unless so authorized by Tornier’s board of directors or (ii) with respect to any action, suit or proceeding instituted by Mr. McCormick to enforce or interpret the indemnification agreement unless Mr. McCormick is successful in establishing a right to indemnification in such action, suit or proceeding, in whole or in part, or unless and to the extent that the court in such action, suit or proceeding determines that, despite Mr. McCormick’s failure to establish the right to indemnification, he is entitled to indemnity for such expenses. The indemnification agreement also will set forth procedures that will apply in the event of a claim for indemnification.

Biographical and other information regarding Mr. Kohrs, who will serve as Tornier’s Interim Chief Financial Officer until Mr. McCormick assumes the position on September 4, 2012, including agreements between Mr. Kohrs and Tornier, can be found in Tornier’s most recent definitive proxy statement filed with the United States Securities and Exchange Commission on May 18, 2012.

In connection with Ms. Diersen’s departure as Global Chief Financial Officer of Tornier, Tornier USA and Ms. Diersen entered into a separation agreement and release of claims, which sets forth the terms of her separation from Tornier in accordance with her pre-existing employment agreement, including the agreement between Tornier and Ms. Diersen to treat Ms. Diersen’s departure as a termination by Tornier without cause for purposes of such agreement. Consistent with Ms. Diersen’s employment agreement, the separation agreement provides for the following, among other things:

•	payment by Tornier of all amounts and benefits accrued but unpaid through the date of termination, including base salary, unreimbursed expenses and accrued and unused vacation;

•

cash severance payments by Tornier to Ms. Diersen in an aggregate amount equal to her annual base salary of $342,285, paid in accordance with Tornier’s prevailing payroll practices, in the form of salary continuation over the next 12 months; and

•	if timely elected, payment of COBRA continuation coverage premiums for 12 months, or until Ms. Diersen has secured other employment, whichever occurs first.

Any amounts Ms. Diersen receives as a result of other full-time employment or engaging in her own business prior to July 17, 2013 will be set off from the cash severance payments required to be paid to Ms. Diersen under the separation agreement. The separation agreement also includes a general release of claims against Tornier and its subsidiaries and affiliates by Ms. Diersen, an agreement by Ms. Diersen to comply with certain non-competition and other obligations and cooperate with respect to any future investigations and litigation and the provision of outplacement services to Ms. Diersen.

To assist in implementing an orderly transition of management responsibilities, Tornier USA and Ms. Diersen entered into a consulting agreement pursuant to which Ms. Diersen will serve as a consultant of Tornier USA through July 16, 2013. Ms. Diersen will receive $2,500 per month for up to 15 hours of consulting services per month and will be compensated at a rate of $150 per hour for any consulting services in excess of the foregoing. Pursuant to the terms of Tornier’s equity-based compensation plans, Ms. Diersen’s stock options and restricted stock units will continue to vest so long as Ms. Diersen continues to provide services to Tornier as a consultant, and she will be entitled to exercise any outstanding stock options for 90 days following her cessation of such services. The consulting agreement also contains customary confidentiality provisions.

The foregoing summaries of the offer letter, employment agreement and indemnification agreement with Mr. McCormick and the separation agreement and consulting agreement with Ms. Diersen do not purport to be complete and are qualified in their entirety by reference to the actual or form of agreements which are included as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this report and are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Tornier, Inc. and Shawn T McCormick (filed herewith)

10.2	Form of Employment Agreement between Tornier, Inc. and Shawn T McCormick (filed herewith)

10.3	Form of Indemnification Agreement between Tornier N.V. and its executive officers (incorporated by reference to Exhibit 10.40 to Tornier’s Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 14, 2010 (Registration No. 333-167370))

10.4	Separation Agreement and Release of Claims effective as of July 17, 2012 between Tornier, Inc. and Carmen L. Diersen (filed herewith)

10.5	Consulting Agreement effective as of July 17, 2012 between Tornier, Inc. and Carmen L. Diersen (filed herewith)

99.1	Press Release issued July 18, 2012 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2012	TORNIER N.V.

	By:	/s/ Kevin M. Klemz
Name: Kevin M. Klemz
Title: Vice President, Chief Legal Officer and Secretary

TORNIER N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Offer Letter between Tornier, Inc. and Shawn T McCormick	Filed herewith

10.2	Form of Employment Agreement between Tornier, Inc. and Shawn T McCormick	Filed herewith

10.3	Form of Indemnification Agreement between Tornier N.V. and its executive officers	Incorporated by reference to Exhibit 10.40 to Tornier’s Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 14, 2010 (Reg. No. 333-167370)

10.4	Separation Agreement and Release of Claims effective as of July 17, 2012 between Tornier, Inc. and Carmen L. Diersen	Filed herewith

10.5	Consulting Agreement effective as of July 17, 2012 between Tornier, Inc. and Carmen L. Diersen	Filed herewith

99.1	Press Release issued July 18, 2012	Furnished herewith